AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          AMERICAN QUANTUM CYCLES, INC.


         Pursuant to Section 607.1007 of the Business Corporation Act of the State of Florida, the undersigned President of American Quantum Cycles, Inc., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (hereinafter the "Corporation"), and desiring to amend and restate its Articles of Incorporation, does hereby certify:

         FIRST: The name of the Corporation is AMERICAN QUANTUM CYCLES, INC., which was originally incorporated under the name NORBERN, INC. The original Articles of Incorporation of the Corporation were filed in the Office of the Secretary of State of Florida on March 20, 1986 (Document No. J05073).

         SECOND: This Amended and Restated Articles of Incorporation, which supersede the original Articles of Incorporation of the Corporation, was adopted by all of the Directors of the Corporation pursuant to Unanimous Written Consent of the Board of Directors on October 20, 1997, and by the holders of a majority of the shares of the outstanding Common Stock of the Corporation acting by written consent on October 20, 1997, such actions undertaken in accordance with
Section 607.0704 and Section 607.0821 of the Florida Business Corporation Act. Therefore, the number of votes cast for the Amended and Restated Articles of Incorporation of the Corporation was sufficient for approval.

         THIRD: The text of the Articles of Incorporation of the Corporation, as Amended and Restated, shall be as follows:

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                 CORPORATE NAME

         The name of this Corporation is American Quantum Cycles, Inc.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS

         The principal office and mailing address of the Corporation is as follows:

                              711-731 WASHBURN ROAD
                               MELBOURNE, FL 32934

                                   ARTICLE III
                  NATURE OF THE CORPORATION BUSINESS AND POWERS

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

                                   ARTICLE IV
                                  CAPITAL STOCK

         The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time shall be Fifty Million (50,000,000) shares of Common Stock having a par value of $.001 per share and Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock having a par value of $.001 per share. The designations, preferences, limitations and relative rights of the shares of each class of Common Stock and of Preferred Stock shall be as determined by the Board of Directors of the Corporation.

                                    ARTICLE V
                                TERM OF EXISTENCE

         This Corporation shall have perpetual existence.

                                   ARTICLE VI
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA

         The Registered Agent and the street address of the Registered Office of this Corporation in the State of Florida is:

                                 ROBERT L. GUESS
                              711-731 WASHBURN ROAD
                               MELBOURNE, FL 32934


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


                                  ARTICLE VIII
                               BOARD OF DIRECTORS

         The number of Directors may be increased from time to time by Bylaws adopted by the Directors or the stockholders, but shall never be less than one Director. A Director of the Corporation may only be removed for cause.

                                   ARTICLE IX
                                 INDEMNIFICATION

         This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                    ARTICLE X
                             AFFILIATED TRANSACTIONS

         This Corporation expressly elects not be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

                                   ARTICLE XI
                           CONTROL SHARE ACQUISITIONS

         This Corporation expressly elects not to be governed by Section
607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 20TH day of OCTOBER, 1997


                                        -----------------------------
                                        ROBERT L. GUESS, PRESIDENT



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



STATE OF FLORIDA                    )
                                    )SS:
COUNTY OF BREVARD                   )

         The foregoing instrument was acknowledged before me this 21st day of OCTOBER, 1997 by ROBERT L. GUESS, who is personally known to me and who did/did not take an oath.

                                        Notary Public:



                                        sign
                                             -------------------------

                                        print
                                              ------------------------
                                              State of Florida at Large (Seal)
                                              My Commission Expires:



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


                    CERTIFICATE DESIGNATING REGISTERED AGENT
                        AND OFFICE FOR SERVICE OF PROCESS

AMERICAN QUANTUM CYCLES, INC., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 711-731 WASHBURN ROAD, MELBOURNE, FLORIDA 32934 and has named ROBERT L. GUESS, whose address is 711-731 WASHBURN ROAD, MELBOURNE, FLORIDA 32934 as its agent to accept service of Process within the State of Florida.

                                   ACCEPTANCE:

         Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.


                                        -------------------------------------
                                        ROBERT L. GUESS



STATE OF FLORIDA                    )
                                    )SS:
COUNTY OF BREVARD                   )

         The foregoing instrument was acknowledged before me this 21st day of OCTOBER, 1997 by ROBERT L. GUESS, who is personally known to me and who did/did not take an oath.

                                        Notary Public:



                                        sign
                                             -------------------------

                                        print
                                              ------------------------
                                              State of Florida at Large (Seal)
                                              My Commission Expires:



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